UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2015

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-193087	46-3355876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

829 Lawson Street City of Industry, CA	91748
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883
Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes to Registrant’s Certifying Accountant

(a) Resignation of Registered Public Accounting Firm

On October 13, 2015, the Company’s auditor, Cutler & Company informed the Company that their SEC auditing practice merged with the auditing firm of Pritchett, Siler & Hardy (“PS&H”). As a result of the merger, Cutler & Company is effectively resigning as auditor and the Company would be required to engage PS&H as a new auditor.

During the Company’s two most recent fiscal years ended March 31, 2015 and March 31, 2014, and the interim period through August 30, 2015, there were (1) no disagreements with Cutler & Co. on any matter of GAAP or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Cutler & Co. would have caused Cutler & Co. to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Cutler & Co. with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Cutler & Co. furnish the Company with a letter addressed to the SEC stating whether or not Cutler & Co. agrees with the above statements. The letter from Cutler & Co. is filed with this Current Report on Form 8-K as Exhibit [16.1]

(b) Engagement of New Public Accounting Firm.

Consequently, the Company completed a competitive process to determine the Company’s independent registered public accounting firm and engaged DYH & Company, a PCAOB registered independent public accounting firm.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Cutler & Co. to the SEC dated October 20, 2015.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS UNIVERSAL INC.

Date: October 20, 2015	By: /s/ Desheng Wang
Name: Desheng Wang
Title: Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Cutler & Co. to the SEC dated October 20, 2015.

4